Exhibit 99.1
ENDO REPORTS SECOND-QUARTER 2021 FINANCIAL RESULTS AND UPDATES 2021 FINANCIAL GUIDANCE
DUBLIN, August 5, 2021 -- Endo International plc (NASDAQ: ENDP) today reported financial results for the second-quarter ended June 30, 2021.
"Our second-quarter 2021 results reflect strong sequential growth in our Branded Pharmaceuticals segment driven by XIAFLEX®, and better than expected performance of our Sterile Injectables and Generic Pharmaceuticals segments," said Blaise Coleman, President and Chief Executive Officer at Endo. "Moving forward, we remain committed to further advancing our strategic priorities by delivering on our business transformation initiatives and investing in the on-going launch of QWO®, the growth of XIAFLEX® and the progression of our product pipeline."
SECOND-QUARTER FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
Total Revenues, Net	$713,830	$687,588	4%	$1,431,749	$1,507,993	(5)%
Reported (Loss) Income from Continuing Operations	$(10,184)	$17,610	NM	$36,875	$175,191	(79)%
Reported Diluted Weighted Average Shares	233,331	233,681	—%	237,043	233,348	2%
Reported Diluted Net (Loss) Income per Share from Continuing Operations	$(0.04)	$0.08	NM	$0.16	$0.75	(79)%
Reported Net (Loss) Income	$(15,500)	$10,558	NM	$26,024	$140,488	(81)%
Adjusted Income from Continuing Operations (2)	$152,121	$151,700	—%	$327,038	$372,100	(12)%
Adjusted Diluted Weighted Average Shares (1)(2)	235,416	233,681	1%	237,043	233,348	2%
Adjusted Diluted Net Income per Share from Continuing Operations (2)	$0.65	$0.65	—%	$1.38	$1.59	(13)%
Adjusted EBITDA (2)	$342,700	$336,481	2%	$707,415	$757,607	(7)%
__________
(1)Reported Diluted Net (Loss) Income per Share from Continuing Operations is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.
(2)The information presented in the table above includes non-GAAP financial measures such as “Adjusted Income from Continuing Operations,” “Adjusted Diluted Weighted Average Shares,” “Adjusted Diluted Net Income per Share from Continuing Operations” and “Adjusted EBITDA.” Refer to the “Supplemental Financial Information” section below for reconciliations of certain non-GAAP financial measures to the most directly comparable GAAP financial measures.
CONSOLIDATED RESULTS
Total revenues were $714 million in second-quarter 2021, an increase of 4% compared to $688 million during the same period in 2020. This result was primarily attributable to increased revenues from the Specialty Products portfolio of our Branded Pharmaceuticals segment, partially offset by decreased revenues from our Generic Pharmaceuticals and Sterile Injectables segments.

Reported loss from continuing operations in second-quarter 2021 was $10 million compared to reported income from continuing operations of $18 million during the same period in 2020. This result was attributable to higher litigation-related costs which were partially offset by increased revenues and favorable product mix changes. Reported diluted net loss per share from continuing operations in second-quarter 2021 was $0.04 compared to reported diluted net income per share from continuing operations in second-quarter 2020 of $0.08.
Adjusted income from continuing operations in second-quarter 2021 was $152 million equal to second-quarter 2020. Adjusted diluted net income per share from continuing operations in second-quarter 2021 was $0.65 equal to second-quarter 2020.
BRANDED PHARMACEUTICALS SEGMENT
Second-quarter 2021 Branded Pharmaceuticals segment revenues were $228 million, an increase of 76% compared to $130 million during second-quarter 2020.
Specialty Products revenues increased to $167 million in second-quarter 2021 compared to $69 million in second-quarter 2020. XIAFLEX® revenues increased to $111 million compared to $34 million in second-quarter 2020 primarily driven by demand growth due to increased physician office activity and patient office visits coupled with commercial execution. Established Products revenues were essentially flat at $61 million in the second-quarter 2021 and the second-quarter 2020.
STERILE INJECTABLES SEGMENT
Second-quarter 2021 Sterile Injectables segment revenues were $295 million, a decrease of 8% compared to $319 million during second-quarter 2020. This was primarily driven by a decrease in VASOSTRICT® revenues due to anticipated lower volumes as COVID-19 related hospitalizations decreased.
GENERIC PHARMACEUTICALS SEGMENT
Second-quarter 2021 Generic Pharmaceuticals segment revenues were $167 million, a decrease of 23% compared to $216 million during second-quarter 2020. This decrease was primarily attributable to continued competitive pressures on certain products, partially offset by the January 2021 launch of lubiprostone capsules, the first authorized generic of Mallinckrodt's Amitiza®.
INTERNATIONAL PHARMACEUTICALS SEGMENT
Second-quarter 2021 International Pharmaceuticals segment revenues increased 4% to $24 million compared to $23 million during second-quarter 2020.

2021 FINANCIAL GUIDANCE
Endo is updating its financial guidance for the full-year ending December 31, 2021 by narrowing the expected ranges regarding revenues, adjusted diluted net income per share from continuing operations and adjusted EBITDA. The guidance below contemplates a range of potential outcomes that reflect uncertainties in certain key assumptions including, among other things, uncertainties related to the COVID-19 pandemic. These statements are forward-looking, and actual results may differ materially from Endo’s expectations, as further discussed below under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Full-Year 2021
	Prior	Current
Total Revenues, Net	$2.65B - $2.79B	$2.73B - $2.79B
Adjusted EBITDA	$1.18B - $1.28B	$1.23B - $1.28B
Adjusted Diluted Net Income per Share from Continuing Operations	$1.95 - $2.30	$2.15 - $2.30
Assumptions:
Adjusted Gross Margin	~70.0% - 71.0%	~70.0% - 71.0%
Adjusted Operating Expenses as a Percentage of Total Revenues, Net	~28.5% - 29.0%	~28.5%
Adjusted Interest Expense	~$560M	~$560M
Adjusted Effective Tax Rate	~11.0% - 12.0%	~11.0% - 12.0%
Adjusted Diluted Weighted Average Shares	~239M	~239M
BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of June 30, 2021, the Company had approximately $1.5 billion in unrestricted cash; $8.3 billion of debt; and a net debt to adjusted EBITDA ratio of 5.0.
Second-quarter 2021 net cash provided by operating activities was $155 million compared to $304 million during the second-quarter 2020. This decrease was primarily due to a decrease in cash flow from the change in net working capital.
Additionally, the Company recently entered into definitive agreements to sell the Company’s manufacturing site in Chestnut Ridge, New York, as well as an undisclosed number of U.S. product regulatory approvals and related product inventory to subsidiaries of Strides Pharma Science Limited for approximately $24 million in cash, as well as certain other non-cash considerations. The exit of this site was included in a series of business transformation initiatives that the Company announced in late 2020, including further optimizing of the Company’s generic retail business cost structure. The sale is expected to close in the second-half of 2021.
CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release tomorrow, August 6, 2021, at 7:30 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 9749734. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from August 6, 2021 at 10:30 a.m. ET until 10:30 a.m. ET on August 16, 2021 by dialing U.S./Canada (855) 859-2056 International (404) 537-3406, and entering the passcode 9749734.
A simultaneous webcast of the call can be accessed by visiting http://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total revenues, net for the three and six months ended June 30, 2021 and 2020 (dollars in thousands):

	Three Months Ended June 30,		Percent Growth	Six Months Ended June 30,		Percent Growth
	2021	2020		2021	2020
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$111,487	$33,783	NM	$206,757	$122,855	68%
SUPPRELIN® LA	27,568	15,395	79%	55,596	35,115	58%
Other Specialty (1)	28,036	19,566	43%	48,068	45,071	7%
Total Specialty Products	$167,091	$68,744	NM	$310,421	$203,041	53%
Established Products:
PERCOCET®	$26,156	$27,578	(5)%	$51,781	$55,281	(6)%
TESTOPEL®	9,439	617	NM	20,628	8,809	NM
Other Established (2)	25,354	32,582	(22)%	51,845	66,463	(22)%
Total Established Products	$60,949	$60,777	—%	$124,254	$130,553	(5)%
Total Branded Pharmaceuticals (3)	$228,040	$129,521	76%	$434,675	$333,594	30%
Sterile Injectables:
VASOSTRICT®	$197,121	$214,214	(8)%	$421,067	$417,118	1%
ADRENALIN®	29,977	33,161	(10)%	59,414	89,673	(34)%
Other Sterile Injectables (4)	67,502	71,839	(6)%	122,864	148,813	(17)%
Total Sterile Injectables (3)	$294,600	$319,214	(8)%	$603,345	$655,604	(8)%
Total Generic Pharmaceuticals	$167,272	$215,879	(23)%	$348,145	$467,162	(25)%
Total International Pharmaceuticals	$23,918	$22,974	4%	$45,584	$51,633	(12)%
Total revenues, net	$713,830	$687,588	4%	$1,431,749	$1,507,993	(5)%
__________
(1)Products included within Other Specialty include NASCOBAL® Nasal Spray, AVEED® and QWO®.
(2)Products included within Other Established include, but are not limited to, EDEX® and LIDODERM®.
(3)Individual products presented above represent the top two performing products in each product category for either the three or six months ended June 30, 2021 and/or any product having revenues in excess of $25 million during any quarterly period in 2021 or 2020.
(4)Products included within Other Sterile Injectables include ertapenem for injection, APLISOL® and others.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and six months ended June 30, 2021 and 2020 (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
TOTAL REVENUES, NET	$713,830	$687,588	$1,431,749	$1,507,993
COSTS AND EXPENSES:
Cost of revenues	318,480	336,096	623,773	724,895
Selling, general and administrative	177,619	173,258	364,793	340,026
Research and development	34,669	30,495	64,408	62,110
Litigation-related and other contingencies, net	35,195	(8,572)	35,832	(25,748)
Asset impairment charges	4,929	—	8,238	97,785
Acquisition-related and integration items, net	97	6,045	(4,925)	18,507
Interest expense, net	141,553	129,164	275,894	262,041
Loss on extinguishment of debt	—	—	13,753	—
Other expense (income), net	372	(4,150)	1,284	(18,124)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$916	$25,252	$48,699	$46,501
INCOME TAX EXPENSE (BENEFIT)	11,100	7,642	11,824	(128,690)
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(10,184)	$17,610	$36,875	$175,191
DISCONTINUED OPERATIONS, NET OF TAX	(5,316)	(7,052)	(10,851)	(34,703)
NET (LOSS) INCOME	$(15,500)	$10,558	$26,024	$140,488
NET (LOSS) INCOME PER SHARE—BASIC:
Continuing operations	$(0.04)	$0.08	$0.16	$0.77
Discontinued operations	(0.03)	(0.03)	(0.05)	(0.16)
Basic	$(0.07)	$0.05	$0.11	$0.61
NET (LOSS) INCOME PER SHARE—DILUTED:
Continuing operations	$(0.04)	$0.08	$0.16	$0.75
Discontinued operations	(0.03)	(0.03)	(0.05)	(0.15)
Diluted	$(0.07)	$0.05	$0.11	$0.60
WEIGHTED AVERAGE SHARES:
Basic	233,331	229,716	231,941	228,457
Diluted	233,331	233,681	237,043	233,348

The following table presents unaudited Condensed Consolidated Balance Sheet data at June 30, 2021 and December 31, 2020 (in thousands):

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,545,172	$1,213,437
Restricted cash and cash equivalents	128,558	171,563
Accounts receivable	458,138	511,262
Inventories, net	338,456	352,260
Other current assets	99,005	164,736
Total current assets	$2,569,329	$2,413,258
TOTAL NON-CURRENT ASSETS	6,636,928	6,851,379
TOTAL ASSETS	$9,206,257	$9,264,637
LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,174,178	$1,208,061
Other current liabilities	235,034	45,763
Total current liabilities	$1,409,212	$1,253,824
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,052,815	8,280,578
OTHER LIABILITIES	361,272	378,174
SHAREHOLDERS’ DEFICIT	(617,042)	(647,939)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$9,206,257	$9,264,637

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the six months ended June 30, 2021 and 2020 (in thousands):

	Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES:
Net income	$26,024	$140,488
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	237,703	264,198
Asset impairment charges	8,238	97,785
Other, including cash payments to claimants from Qualified Settlement Funds	126,851	(135,583)
Net cash provided by operating activities	$398,816	$366,888
INVESTING ACTIVITIES:
Capital expenditures, excluding capitalized interest	$(41,345)	$(36,305)
Proceeds from sale of business and other assets, net	1,343	6,017
Other	(5,048)	(1,125)
Net cash used in investing activities	$(45,050)	$(31,413)
FINANCING ACTIVITIES:
Payments on borrowings, net	$(43,166)	$(66,685)
Other	(22,581)	(9,046)
Net cash used in financing activities	$(65,747)	$(75,731)
Effect of foreign exchange rate	711	(915)
NET INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$288,730	$258,829
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,385,000	1,720,388
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,673,730	$1,979,217

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of the Company’s non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP) for the three and six months ended June 30, 2021 and 2020 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net (loss) income (GAAP)	$(15,500)	$10,558	$26,024	$140,488
Income tax expense (benefit)	11,100	7,642	11,824	(128,690)
Interest expense, net	141,553	129,164	275,894	262,041
Depreciation and amortization (14)	110,145	120,855	221,724	255,813
EBITDA (non-GAAP)	$247,298	$268,219	$535,466	$529,652

Upfront and milestone-related payments (2)	5,125	444	5,681	2,194
Continuity and separation benefits and other cost reductions (3)	15,083	9,444	38,803	32,664
Certain litigation-related and other contingencies, net (4)	35,195	(8,572)	35,832	(25,748)
Certain legal costs (5)	24,843	18,005	44,119	33,541
Asset impairment charges (6)	4,929	—	8,238	97,785
Acquisition-related and integration costs (7)	(20)	—	411	—
Fair value of contingent consideration (8)	117	6,045	(5,336)	18,507
Loss on extinguishment of debt (9)	—	—	13,753	—
Share-based compensation (14)	4,444	9,222	14,437	21,677
Other expense (income), net (15)	372	(4,150)	1,284	(18,124)
Other (10)	(2)	30,772	3,876	30,756
Discontinued operations, net of tax (12)	5,316	7,052	10,851	34,703
Adjusted EBITDA (non-GAAP)	$342,700	$336,481	$707,415	$757,607

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of the Company’s (Loss) income from continuing operations (GAAP) to Adjusted income from continuing operations (non-GAAP) for the three and six months ended June 30, 2021 and 2020 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
(Loss) income from continuing operations (GAAP)	$(10,184)	$17,610	$36,875	$175,191
Non-GAAP adjustments:
Amortization of intangible assets (1)	94,070	104,498	189,200	221,735
Upfront and milestone-related payments (2)	5,125	444	5,681	2,194
Continuity and separation benefits and other cost reductions (3)	15,083	9,444	38,803	32,664
Certain litigation-related and other contingencies, net (4)	35,195	(8,572)	35,832	(25,748)
Certain legal costs (5)	24,843	18,005	44,119	33,541
Asset impairment charges (6)	4,929	—	8,238	97,785
Acquisition-related and integration costs (7)	(20)	—	411	—
Fair value of contingent consideration (8)	117	6,045	(5,336)	18,507
Loss on extinguishment of debt (9)	—	—	13,753	—
Other (10)	1,355	29,755	6,381	15,335
Tax adjustments (11)	(18,392)	(25,529)	(46,919)	(199,104)
Adjusted income from continuing operations (non-GAAP)	$152,121	$151,700	$327,038	$372,100

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and six months ended June 30, 2021 and 2020 (in thousands, except per share data):

Three Months Ended June 30, 2021
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	Income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (13)
Reported (GAAP)	$713,830	$318,480	$395,350	55.4%	$252,509	35.4%	$142,841	20.0%	$141,925	$916	$11,100	1,211.8%	$(10,184)	$(5,316)	$(15,500)	$(0.04)
Items impacting comparability:
Amortization of intangible assets (1)	—	(94,070)	94,070		—		94,070		—	94,070	—		94,070	—	94,070
Upfront and milestone-related payments (2)	—	(125)	125		(5,000)		5,125		—	5,125	—		5,125	—	5,125
Continuity and separation benefits and other cost reductions (3)	—	(4,970)	4,970		(10,113)		15,083		—	15,083	—		15,083	—	15,083
Certain litigation-related and other contingencies, net (4)	—	—	—		(35,195)		35,195		—	35,195	—		35,195	—	35,195
Certain legal costs (5)	—	—	—		(24,843)		24,843		—	24,843	—		24,843	—	24,843
Asset impairment charges (6)	—	—	—		(4,929)		4,929		—	4,929	—		4,929	—	4,929
Acquisition-related and integration costs (7)	—	—	—		20		(20)		—	(20)	—		(20)	—	(20)
Fair value of contingent consideration (8)	—	—	—		(117)		117		—	117	—		117	—	117
Other (10)	—	—	—		—		—		(1,355)	1,355	—		1,355	—	1,355
Tax adjustments (11)	—	—	—		—		—		—	—	18,392		(18,392)	—	(18,392)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	5,316	5,316
After considering items (non-GAAP)	$713,830	$219,315	$494,515	69.3%	$172,332	24.1%	$322,183	45.1%	$140,570	$181,613	$29,492	16.2%	$152,121	$—	$152,121	$0.65

Three Months Ended June 30, 2020
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	Income from continuing operations before income tax	Income tax expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (13)
Reported (GAAP)	$687,588	$336,096	$351,492	51.1%	$201,226	29.3%	$150,266	21.9%	$125,014	$25,252	$7,642	30.3%	$17,610	$(7,052)	$10,558	$0.08
Items impacting comparability:
Amortization of intangible assets (1)	—	(104,498)	104,498		—		104,498		—	104,498	—		104,498	—	104,498
Upfront and milestone-related payments (2)	—	(125)	125		(319)		444		—	444	—		444	—	444
Continuity and separation benefits and other cost reductions (3)	—	(904)	904		(8,540)		9,444		—	9,444	—		9,444	—	9,444
Certain litigation-related and other contingencies, net (4)	—	—	—		8,572		(8,572)		—	(8,572)	—		(8,572)	—	(8,572)
Certain legal costs (5)	—	—	—		(18,005)		18,005		—	18,005	—		18,005	—	18,005
Fair value of contingent consideration (8)	—	—	—		(6,045)		6,045		—	6,045	—		6,045	—	6,045
Other (10)	—	—	—		(30,749)		30,749		994	29,755	—		29,755	—	29,755
Tax adjustments (11)	—	—	—		—		—		—	—	25,529		(25,529)	—	(25,529)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	7,052	7,052
After considering items (non-GAAP)	$687,588	$230,569	$457,019	66.5%	$146,140	21.3%	$310,879	45.2%	$126,008	$184,871	$33,171	17.9%	$151,700	$—	$151,700	$0.65

Six Months Ended June 30, 2021
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	Income from continuing operations before income tax	Income tax expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (13)
Reported (GAAP)	$1,431,749	$623,773	$807,976	56.4%	$468,346	32.7%	$339,630	23.7%	$290,931	$48,699	$11,824	24.3%	$36,875	$(10,851)	$26,024	$0.16
Items impacting comparability:
Amortization of intangible assets (1)	—	(189,200)	189,200		—		189,200		—	189,200	—		189,200	—	189,200
Upfront and milestone-related payments (2)	—	(651)	651		(5,030)		5,681		—	5,681	—		5,681	—	5,681
Continuity and separation benefits and other cost reductions (3)	—	(20,266)	20,266		(18,537)		38,803		—	38,803	—		38,803	—	38,803
Certain litigation-related and other contingencies, net (4)	—	—	—		(35,832)		35,832		—	35,832	—		35,832	—	35,832
Certain legal costs (5)	—	—	—		(44,119)		44,119		—	44,119	—		44,119	—	44,119
Asset impairment charges (6)	—	—	—		(8,238)		8,238		—	8,238	—		8,238	—	8,238
Acquisition-related and integration costs (7)	—	—	—		(411)		411		—	411	—		411	—	411
Fair value of contingent consideration (8)	—	—	—		5,336		(5,336)		—	(5,336)	—		(5,336)	—	(5,336)
Loss on extinguishment of debt (9)	—	—	—		—		—		(13,753)	13,753	—		13,753	—	13,753
Other (10)	—	—	—		(3,879)		3,879		(2,502)	6,381	—		6,381	—	6,381
Tax adjustments (11)	—	—	—		—		—		—	—	46,919		(46,919)	—	(46,919)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	10,851	10,851
After considering items (non-GAAP)	$1,431,749	$413,656	$1,018,093	71.1%	$357,636	25.0%	$660,457	46.1%	$274,676	$385,781	$58,743	15.2%	$327,038	$—	$327,038	$1.38

Six Months Ended June 30, 2020
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	Income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (13)
Reported (GAAP)	$1,507,993	$724,895	$783,098	51.9%	$492,680	32.7%	$290,418	19.3%	$243,917	$46,501	$(128,690)	(276.7)%	$175,191	$(34,703)	$140,488	$0.75
Items impacting comparability:
Amortization of intangible assets (1)	—	(221,735)	221,735		—		221,735		—	221,735	—		221,735	—	221,735
Upfront and milestone-related payments (2)	—	(667)	667		(1,527)		2,194		—	2,194	—		2,194	—	2,194
Continuity and separation benefits and other cost reductions (3)	—	(7,142)	7,142		(25,522)		32,664		—	32,664	—		32,664	—	32,664
Certain litigation-related and other contingencies, net (4)	—	—	—		25,748		(25,748)		—	(25,748)	—		(25,748)	—	(25,748)
Certain legal costs (5)	—	—	—		(33,541)		33,541		—	33,541	—		33,541	—	33,541
Asset impairment charges (6)	—	—	—		(97,785)		97,785		—	97,785	—		97,785	—	97,785
Fair value of contingent consideration (8)	—	—	—		(18,507)		18,507		—	18,507	—		18,507	—	18,507
Other (10)	—	—	—		(30,749)		30,749		15,414	15,335	—		15,335	—	15,335
Tax adjustments (11)	—	—	—		—		—		—	—	199,104		(199,104)	—	(199,104)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	34,703	34,703
After considering items (non-GAAP)	$1,507,993	$495,351	$1,012,642	67.2%	$310,797	20.6%	$701,845	46.5%	$259,331	$442,514	$70,414	15.9%	$372,100	$—	$372,100	$1.59

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the non-GAAP financial measures for the three and six months ended June 30, 2021 and 2020 are as follows:
(1)To exclude amortization expense related to intangible assets.
(2)Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended June 30,
	2021		2020
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$125	$—	$125	$—
Development-based	—	5,000	—	319
Total	$125	$5,000	$125	$319

	Six Months Ended June 30,
	2021		2020
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$651	$—	$667	$—
Development-based	—	5,030	—	1,527
Total	$651	$5,030	$667	$1,527
(3)Adjustments for continuity and separation benefits and other cost reductions included the following (in thousands):

	Three Months Ended June 30,
	2021		2020
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$(2,913)	$4,485	$515	$3,606
Accelerated depreciation charges	7,140	1,932	1,347	408
Other	743	3,696	(958)	4,526
Total	$4,970	$10,113	$904	$8,540

	Six Months Ended June 30,
	2021		2020
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$2,279	$7,837	$1,142	$16,775
Accelerated depreciation charges	12,194	3,785	6,026	2,359
Other	5,793	6,915	(26)	6,388
Total	$20,266	$18,537	$7,142	$25,522
Included within the Continuity and separation benefits line are costs associated with certain continuity and transitional compensation arrangements for certain senior management of the Company. Additionally, amounts include adjustments related to previously announced restructurings and other strategic initiatives to further optimize Endo’s operations.
(4)To exclude adjustments to accruals for litigation-related settlement charges and certain settlement proceeds related to suits filed by subsidiaries.
(5)To exclude opioid-related legal expenses.

(6)Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Goodwill impairment charges	$—	$—	$—	$32,786
Other intangible asset impairment charges	4,929	—	7,811	63,751
Property, plant and equipment impairment charges	—	—	427	1,248
Total	$4,929	$—	$8,238	$97,785
(7)To exclude integration costs.
(8)To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which the Company could incur, related contingent obligations.
(9)To exclude the loss on the extinguishment of debt associated with the Company’s March 2021 refinancing transactions.
(10)The Other rows included in each of the above reconciliations of GAAP financial measures to non-GAAP financial measures (except for the reconciliations of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP)) include the following (in thousands):

	Three Months Ended June 30,
	2021		2020
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$1,355	$—	$3,005
(Gain) loss on sale of business and other assets	—	—	—	(3,999)
Debt modification costs	—	—	30,749	—
Total	$—	$1,355	$30,749	$(994)

	Six Months Ended June 30,
	2021		2020
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$2,502	$—	$(4,089)
Gain on sale of business and other assets	—	—	—	(11,325)
Debt modification costs	3,879	—	30,749	—
Total	$3,879	$2,502	$30,749	$(15,414)
The Other row included in the reconciliations of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP) primarily relates to the items enumerated in the foregoing “Operating expenses” columns.
(11)Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.
(12)To exclude the results of the businesses reported as discontinued operations, net of tax.
(13)Calculated as income or loss from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP	233,331	233,681	237,043	233,348
Non-GAAP Adjusted	235,416	233,681	237,043	233,348
(14)Depreciation and amortization and Share-based compensation per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including Continuity and separation benefits and other cost reductions.
(15)To exclude Other expense (income), net per the Condensed Consolidated Statements of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of the Company’s Net income (GAAP) to Adjusted EBITDA (non-GAAP) for the twelve months ended June 30, 2021 (in thousands) and the calculation of the Company’s Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended June 30, 2021
Net income (GAAP)	$69,480
Income tax benefit	(133,468)
Interest expense, net	546,792
Depreciation and amortization (14)	462,260
EBITDA (non-GAAP)	$945,064

Upfront and milestone-related payments	$38,562
Continuity and separation benefits and other cost reductions	132,421
Certain litigation-related and other contingencies, net	42,531
Certain legal costs	78,397
Asset impairment charges	30,797
Acquisition-related and integration costs	607
Fair value of contingent consideration	(7,490)
Loss on extinguishment of debt	13,753
Share-based compensation (14)	28,927
Other income, net	(1,702)
Other	4,215
Discontinued operations, net of tax	39,668
Adjusted EBITDA (non-GAAP)	$1,345,750

Calculation of Net Debt:
Debt	$8,275,957
Cash (excluding Restricted Cash)	1,545,172
Net Debt (non-GAAP)	$6,730,785

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	5.0

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the company stresses that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted EBITDA and non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
See Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo’s non-GAAP financial measures.
About Endo International plc
Endo (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from a global team of passionate employees collaborating to bring the best treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Learn more at www.endo.com or connect with us on LinkedIn.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, the statements by Mr. Coleman, as well as other statements regarding product development, product launches, product investments, product pipeline, product demand, market potential, advancement of strategic priorities, transformation initiatives, corporate strategy and optimization efforts, together with Endo’s net income per share from continuing operations amounts, product net sales, revenue forecasts and other financial guidance for full-year 2021 or any other future period, the impact of and response to the COVID-19 pandemic and any other statements that refer to Endo’s expected, estimated or anticipated future results. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.

All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially and adversely from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; changes in legislation and regulatory developments; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of any strategic and/or optimization initiatives; the timing or results of any pending or future litigation, investigations or claims or actual or contingent liabilities, settlement discussions, negotiations or other adverse proceedings, including pending and future opioid-related matters, pending tax matters with the IRS and proceedings that involve or may involve key products such as VASOSTRICT®; the ability to satisfy judgments or settlements or pursue appeals including bonding requirements; the ability to maintain compliance with debt obligations; unfavorable publicity regarding the misuse of opioids; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; Endo’s ability to advance its strategic priorities and business transformation initiatives, develop its product pipeline and successfully launch QWO® and other products; and Endo’s ability to obtain and successfully manufacture, maintain and distribute a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, the impact of and response to the ongoing COVID-19 pandemic and the impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading “Risk Factors” in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or other filings with the U.S. Securities and Exchange Commission. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 845-364-4833.
SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Pravesh Khandelwal, (845) 364-4833
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